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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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


                                 Percentage     State of
Name                                Owned     Incorporation
- -------------------------------  -----------  -------------

Elmira Savings & Loan, F.A.          100%     United States

Brilie Corporation (a)               100%     New York

ES&L Mortgage Corporation (a)        100%     New York

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(a)  Wholly-owned subsidiary of Elmira Savings & Loan, F.A.